Exhibit 23.1
Ozolutions Inc.
Form S-8

[letterhead]



                                  July 22, 2002

The Board of Directors
Ozolutions Inc.
30 Denver Crescent, Suite 200
Toronto, Ontario, Canada M2J 1G8

Gentlemen:

     We have been retained by Ozolutions Inc. (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 600,000 shares of common stock, par value $0.001 per share. You have requested that we render an opinion as to whether the common stock as proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

     In connection with this engagement, we have examined the following:

     1. the certificate of incorporation of the Company, and any amendments thereto;

     2.   the bylaws of the Company;

     3.   unanimous  consents and minutes of meetings of the board of directors;
          and

     4.   the Registration Statement.

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Ozolutions Inc.
July 22, 2002
Page 2

     We have examined such other corporate records and documents and have made such other examinations as we deemed relevant. We have also discussed the documents examined and relied upon in rendering this opinion with one or more directors and executive officers of the Company, and in all instances, have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies and the authenticity of the originals of such copies. We have further assumed that the recipients of these securities under the plan will have paid the consideration required under the terms of the Plan prior to the issuance of the securities, and that none of the services performed by the recipients shall be related to "capital raising" transactions.

     Based upon the above examination, we are of the opinion that the shares of common stock proposed to be issued pursuant to the Registration Statement, are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable.

     This opinion is expressly limited in scope to the securities described herein and which are to be expressly covered by the above referenced
Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                          Sincerely


                                          /s/ Cohne, Rappaport & Segal, P.C.


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